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                                                                     Exhibit 4.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

              THIS FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of February 12, 1999 (this "Amendment"), is among AETNA INDUSTRIES, INC., a Delaware corporation (the "Company"), the guarantors set forth on the signature pages hereof (collectively, the "Guarantors"), the Lenders set forth on the signature pages hereof (collectively, the "Lenders") and NBD BANK, a Michigan banking corporation, as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

              A. The Company, the Guarantors, the Agent and the Lenders are parties to an Amended and Restated Credit Agreement dated as of April 10, 1998 (as now and hereafter amended, the "Credit Agreement").

              B. The Company and the Guarantors desire to amend the Credit Agreement, and the Agent and the Lenders are willing to do so in accordance with the terms hereof.

                                      TERMS

              In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

              ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:

              1.1   Each reference in (a) the definition of Borrowing Base in
Section 1.1 and (b) Section 2.11 to "February 15, 1999" shall be deleted and "15 days prior to the expiration or termination of the SOFEDIT Letter of Credit" shall be substituted in each place thereof.

              1.2   Section 5.2(b) is restated as follows:

                    (b)  Fixed Charge Coverage Ratio. Permit or suffer the
Fixed Charge Coverage Ratio to be less than: (i) 1.00:1.00 from and including the Effective Date through and including July 30, 1998; (ii) 0.75:1.00 from and including July 31, 1998 through and including August 30, 1998; (iii) 0.55:1.00 from and including August 31, 1998 through and including December 30, 1998; (iv) 0.60:1.00 from and including December 31, 1998 through and including May 30, 1999; (v) 0.75:1.00 from and including May 31, 1999 through and including June 29, 1999; (vi) 1.10:1.00 from and including June 30, 1999 through and including September 29, 1999; (vii) 1.30:1.00 from and including September 30, 1999 through and including December 30, 1999; and (viii) 1.60:1.00 at any time thereafter.

              1.3   Section 5.2(c) is restated as follows:

                    (c) Senior Secured Funded Debt Ratio. Permit or suffer the Senior Secured Funded Debt Ratio of the Company and Subsidiaries to exceed at any time: (i) 3.00:1.00 from and including the Effective Date through and including July 30, 1998; (ii) 4.50:1.00 from

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and including July 31, 1998 through and including August 30, 1998; (iii)
5.25:1.00 from and including August 31, 1998 through and including September 29, 1998; (iv) 9.00:1.00 from and including September 30, 1998 through and including October 30, 1998; (v) 8.50:1.00 from and including October 31, 1998 through and including December 30, 1998; (vi) 9.00:1.00 from and including December 31, 1998 through and including February 27, 1999; (vii) 7.50:1.00 from and including February 28, 1999 through and including June 29, 1999; (viii) 5.00:1.00 from and including June 30, 1999 through and including July 30, 1999; (ix) 3.50 :1.00 from and including July 31, 1999 through and including August 30, 1999; (x) 2.00:1.00 at any time thereafter.

              ARTICLE II. REPRESENTATIONS. The Company and each Guarantor represent and warrant to the Agent and the Lenders that:

              2.1 The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention of any statute, law or regulation known to it or of any terms of its Articles of Incorporation or By-laws, or of any material agreement or undertaking to which it is a party or by which it is bound.

              2.2 This Amendment is the legal, valid and binding obligation of the Company and each Guarantor enforceable against each in accordance with the terms hereof.

              2.3 After giving effect to the amendments contained herein, the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

              2.4 After giving effect to the amendments contained herein, no Event of Default or Default exists or has occurred and is continuing on the date hereof. Without limiting the foregoing, no event of default or event or condition which may become an event of default under the Senior Note Documents has occurred or will be caused by this Amendment or any of the transactions contemplated hereby.

              ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until each of the following conditions is satisfied:

              3.1 The Company, the Guarantors and the Required Lenders shall have signed this Amendment.

              3.2 The Company and the Guarantors shall have delivered such resolutions, officer's certificates and legal opinions as the Agent may reasonably request.

              3.3 The Company shall have delivered to the Agent such other documents and satisfied such other conditions, if any, as reasonably requested by the Agent.

              ARTICLE IV. MISCELLANEOUS.

              4.1 The Company has informed the Lenders and the Agent that Events of Default have occurred due to a breach of Sections 5.2(b) and 5.2(c) (the "Existing Defaults"), and

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the Company has requested that the Lenders and the Agent waive the Existing
Defaults subject to this Amendment becoming effective pursuant to Article III hereof and the terms and conditions set forth herein. Pursuant to such request, the Lenders and the Agent hereby waive the Existing Defaults for the period prior to the effectiveness of this Amendment. The Company acknowledges and agrees that the waiver contained herein is a limited waiver, limited to the specific one time waiver described above. Such limited waiver (a) shall not modify or waive any other term, covenant or agreement of the Loan Documents, and
(b) shall not be deemed to have prejudiced any present or future right or rights which the Agent or the Lenders now have or may have under the Loan documents. Without limiting the foregoing, it is acknowledged and agreed that any breach of Sections 5.2(b) or (c) is not waived at any time after the date hereof.

              4.2 References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

              4.3 The Company agrees to pay and to save the Agent harmless for the payment of all reasonable documented costs and expenses arising in connection with this Amendment, including the reasonable documented fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

              4.4 The Company and each Guarantor acknowledge and agree that, to the best of their knowledge, the Agent and the Lenders have fully performed all of their obligations under all documents executed in connection with the Credit Agreement. The Company and each Guarantor represent and warrant that they are not aware of any claims or causes of action against the Agent or any Lender.

              4.5 Except as expressly amended hereby, the Company and each Guarantor agree that the Credit Agreement, the Notes, the Security Documents and all other documents and agreements executed by the Company in connection with the Credit Agreement in favor of the Agent or any Lender are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they are not aware of any set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be effective as originals.

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              IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

                                 AETNA INDUSTRIES, INC.


                                 By:/s/ Harold A. Brown
                                    --------------------------------------------
                                    Harold A. Brown
                                    Its:   Secretary, Vice President/Finance and
                                           Chief Financial Officer

                                 Guarantor
                                 AETNA HOLDINGS, INC.


                                 By: :/s/ Harold A. Brown
                                    --------------------------------------------
                                    Harold A. Brown
                                    Its:   Secretary, Vice President/Finance and
                                           Chief Financial Officer

                                 Guarantor
                                 AETNA EXPORT SALES CORP.


                                 By: :/s/ Harold A. Brown
                                    --------------------------------------------
                                    Harold A. Brown
                                    Its:   Treasurer and Secretary


                                 Guarantor
                                 TRIANON INDUSTRIES CORP.


                                 By: :/s/ Harold A. Brown
                                    --------------------------------------------
                                    Harold A. Brown
                                    Its:   Secretary and Vice President North
                                           America

                                 Guarantor
                                 AETNA MANUFACTURING CANADA LTD.


                                 By: :/s/ Harold A. Brown
                                    --------------------------------------------
                                    Harold A. Brown
                                    Its:   Treasurer and Secretary


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                                       NBD BANK, as a Lender and as Agent


                                       By: /s/ Thomas A. Gamm
                                          -------------------

                                       Its:Vice President
                                           --------------


                                       PNC BANK, NATIONAL ASSOCIATION.


                                       By: /s/ Terry H. Bell
                                          ------------------

                                       Its:Assistant Vice President
                                           ------------------------

                                       NATIONAL BANK OF CANADA


                                       By: /s/ Angus White
                                          ----------------

                                       Its:Vice President
                                           ----------------------------------
                                       And

                                       By: /s/ Anne K. Kedred
                                          -------------------

                                       Its:Vice President
                                           --------------

                                       MICHIGAN NATIONAL BANK


                                       By: /s/ Eric L. Johnson
                                          --------------------

                                       Its:Relationship Manager
                                           --------------------


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